UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 13, 2020 (October 9, 2020)

EKIMAS CORPORATION

(Exact name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-28034	04-3186647
(Commission File Number)	(I.R.S. Employer Identification Number)

95 Washington Street

Canton, MA 02021

(Address of Principal Executive Offices, including Zip Code)

(508) 523-3141

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ASNB	None (We are quoted on the OTC:PINK)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 9, 2020, Mr. Mark Tauscher notified the Board of Directors that he would be retiring and resigning his position as a member of the Board of Directors effective October 9, 2020. Mr. Tauscher’s resignation was not a result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.

On October 11, 2020, Mr. Michael L. Barretti notified the Board of Directors that he would be retiring and resigning his position as a member of the Board of Directors effective October 11, 2020. Mr. Barretti’s resignation was not a result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.

On October 13, 2020, Mr. William J. O’Neill, Jr. notified the Board of Directors that he would be retiring and resigning his position as the chairman and member of the Board of Directors effective October 13, 2020. Mr. O’Neill’s resignation was not a result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EKIMAS Corporation

By:	/s/ Michael F. Adams
Michael F. Adams Chief Executive Officer

Dated: October 13, 2020